UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    December 20, 2006

HOUSTON WIRE & CABLE COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52046	36-4151663
(Commission File Number)	(IRS Employer
Identification No.)

10201 North Loop East
Houston, TX	77029
(Address of Principal Executive Offices)	(Zip Code)

(713) 609-2100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Houston Wire & Cable Company (“Company”) granted non-qualified stock options to certain of the Company’s officers and employees, including Nicol G. Graham, the Company’s Chief Financial Officer.  All of the stock option grants were made under the Company’s 2006 Stock Plan and were made pursuant to the Company’s standard form of employee option grant, a copy of which is attached to this Current Report as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

The stock option grant made to Mr. Graham consisted of a non-qualified stock option to purchase 10,000 shares of the Company’s common stock at an exercise price of $21.73 per share, which represents the closing price per share of the Company’s common stock as reported on the Nasdaq National Market on December 20, 2006, the date on which the options were granted.  The option has a ten-year term and becomes exercisable in five equal annual installments of 2,000 shares per year beginning on December 20, 2007.

From time to time the Company issues stock options to its directors.  All such grants are made under the Company’s 2006 Stock Plan and, unless otherwise indicated, are made pursuant to the Company’s standard form of director option grant, a copy of which is attached to this Current Report as Exhibit 10.2.

At its December 20, 2006 meeting, the Committee also approved discretionary bonuses for the 2006 fiscal year to be paid in 2007 to certain members of the Company’s senior management, including Mr. Graham.  These bonuses were based on the achievement of EBITDA, revenue and inventory-turns targets approved by the Company’s Board of Directors in 2006, prior to the establishment of the Committee.  For 2006, the Committee awarded Mr. Graham a bonus of $52,500.  The Committee also approved a bonus of $425,000 for Mr. Chuck Sorrentino, the Company’s Chief Executive Officer, pursuant to the terms of his employment agreement with the Company.

In addition, the Committee established a Senior Management Bonus Program pursuant to which the Committee would award discretionary bonuses to certain officers of the Company in 2008 based on the Company’s performance in 2007, subject to achievement of a minimum operating income threshold and other financial targets.  A description of the Senior Management Bonus Program is attached to this Current Report as Exhibit 10.3 and is incorporated by reference into this Item 5.02.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit Number	Description

10.1	Form of Employee Option Grant under the Company’s 2006 Stock Plan.

10.2	Form of Director Option Grant under the Company’s 2006 Stock Plan.

10.3	Description of Senior Management Bonus Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON WIRE & CABLE COMPANY

Date: December 27, 2006	By:	/s/ Nicol G. Graham
Nicol G. Graham
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Employee Option Grant under the Company’s 2006 Stock Plan.

10.2	Form of Director Option Grant under the Company’s 2006 Stock Plan.

10.3	Description of Senior Management Bonus Program.